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                                                                  EXHIBIT 1(B)

                                 CERTIFICATE

   The undersigned hereby certifies that he is the Secretary of Dean Witter Emerging Growth Securities Trust (the "Trust"), an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, that annexed hereto is an Amendment to the Declaration of Trust of the Trust adopted by the unanimous written consent of the Trustees of the Trust on January 11, 1983, as provided in Section 9.3 of the said Declaration, said Amendment to take effect immediately, and I do hereby further certify that such Amendment has not been amended and is on the date hereof in full force and effect.

   Dated this 11th day of January, 1983.

                                          Sheldon Curtis
                                          Secretary
(SEAL)




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                                  AMENDMENT

Dated: January 11, 1983
To Be Effective:  January 11, 1983

                                      TO
                 DEAN WITTER EMERGING GROWTH SECURITIES TRUST
                             DECLARATION OF TRUST
                           DATED DECEMBER 28, 1982




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                                          Amendment dated January 11, 1983 to
                                          the Declaration of Trust (the
                                          "Declaration") of Dean Witter
                                          Emerging Growth Securities Trust
                                          (the "Trust") dated December 28,
                                          1982

WHEREAS, the Trust was established by the Declaration on the date hereinabove set forth under the laws of the Commonwealth of Massachusetts; and

WHEREAS, the Trustees of the Trust have deemed it advisable to change the name of the Trust to "Dean Witter Developing Growth Securities Trust," to be effective on January 11, 1983;

NOW, THEREFORE, pursuant to Section 9.3 of the Declaration, the Trustees of the Trust hereby amend the Declaration as follows, to be effective on January 11, 1983.

   1. Section 1.1 of Article I of the Declaration is hereby amended so that that Section shall read in its entirety as follows:

      "Section 1.1. Name. The name of the trust created hereby is the "Dean Witter Developing Growth Securities Trust," and so far as may be practicable the Trustees shall conduct the Trust's activities, execute all documents and sue or be sued under that name, which name (and the word "Trust" whenever herein used) shall refer to the Trustees as Trustees, and not as individuals, or personally, and shall not refer to the officers, agents, employees or Shareholders of the Trust. Should the Trustees determine that the use of such name is not advisable, they may use such other name for the Trust as they deem proper and the Trust may hold its property and conduct its activities under such other name."

   2. Subsection (n) of Section 1.2 of Article I of the Declaration is hereby amended so that that Section shall read in its entirety as follows:

      "Section 1.2 Definitions . . . .

      "(n) "Trust" means the Dean Witter Developing Growth Securities Trust."

   3. The Trustees of the Trust hereby reaffirm the Declaration, as amended, in all respects.

IN WITNESS WHEREOF, the undersigned have executed this instrument this 11th day of January, 1983.

                                          Charles A. Fiumefreddo, as
                                          Trustee and not Individually
                                          Five World Trade Center
                                          New York, New York 10048

                                          Sheldon Curtis, as Trustee
                                          and not Individually
                                          Five World Trade Center
                                          New York, New York 10048

                                          Andrew J. Melton, Jr., as
                                          Trustee and not Individually
                                          130 Liberty Street
                                          New York, New York 10006




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STATE OF NEW YORK)
            :SS:
COUNTY OF NEW YORK)

   On this 11th day of January, 1983, ANDREW J. MELTON, JR., CHARLES A. FIUMEFREDDO and SHELDON CURTIS, known to me to be the individuals described in and who executed the foregoing instrument, personally appeared before me and they severally acknowledged the foregoing instrument to be their free act and deed.

                                          Notary Public
My commission expires: